Exhibit 5.1

Our Ref: TSG/LNF/2021264002

23 August 2021

Grindrod Shipping Holdings Ltd.

200 Cantonment Road

#03-01 Southpoint

Singapore 089763

Dear Sirs

Registration Statement on Form F-3 of Grindrod Shipping Holdings Ltd. (the “Company”)

1.	At your request, we have examined the Registration Statement on Form F-3 (excluding all Exhibits thereto) (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on or about 23 August 2021 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 3,862,004 new ordinary shares and up to 8,094,282 existing ordinary shares in the capital of the Company (“Ordinary Shares”). This opinion is being rendered solely to the Company in connection with the filing of the Registration Statement.

2.	The up to 3,862,004 new Ordinary Shares (“New Registration Shares”) to be registered with the SEC under the Registration Statement represent not more than twenty per cent (20%) of the total number of Ordinary Shares in issue as at the date of this opinion. The New Registration Shares are to be issued under the mandate to issue and allot new shares of up to 20% of the total number of Ordinary Shares (“2021 Share Issue Mandate”) which was obtained at the annual general meeting of the Company held on 20 May 2021. The Share Issue Mandate is valid until the earliest of (i) the conclusion of the next annual general meeting of the Company, (ii) the date by which the next annual general meeting is required by law to be held, or (iii) the point at which the maximum number of shares permitted as per the New Issue Prescribed Limit (as defined below) of 20% has been reached.

3.	As your Singapore counsel, we have examined copies of

(a)	the Constitution of the Company, which is the document constituting the Company;

(b)	the notice of an annual general meeting of the Company held on 20 May 2021; and

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(c)	the minutes of the annual general meeting of the Company held on 20 May 2021 at which resolutions were passed, inter alia, authorising the Directors, pursuant to Section 161 of the Companies Act, Cap. 50 and notwithstanding that the authority conferred by such resolution may have ceased to be in force, to allot and issue Ordinary Shares in pursuance of any offer, agreement or option made or granted by the Directors, provided that the aggregate number of shares to be issued shall not exceed the number of issued Ordinary Shares of up to 20% of the number of Ordinary Shares outstanding (excluding any ordinary shares which are held as treasury shares) (the “New Issue Prescribed Limit”) (the “Company Resolutions”).

4.	We have also made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinion hereinafter expressed.

5.	In considering the documents referred to above and in rendering this opinion we have with your consent and without any further enquiry assumed:

(a)	that there shall be subsisting a valid authority given to the Board of Directors of the Company pursuant to Section 161 of the Companies Act, Chapter 50 in respect of the issue of the New Registration Shares and at the time of issue of the New Registration Shares (or any part thereof) and in this regard we have assumed:

(i)	the 2021 Share Issue Mandate will not be revoked at any time prior to the issue of the New Registration Shares (or any part thereof) and continue in force at all times; and

(ii)	in the event the 2021 Share Issue Mandate expires prior to the issue of any of the New Registration Shares, further share issue mandate(s) on terms similar to the 2021 Share Issue Mandate will be validly passed by shareholders of the Company immediate upon the expiry of the 2021 Share Issue Mandate or the expiry of such further share issue mandate(s) and continue in force at all times;

(b)	that before the issue of the New Registration Shares the Board of Directors of the Company shall resolve to approve the allotment and issue by the Company of the New Registration Shares (the “Company’s Allotment Procedure”);

(c)	that all filings required to be made to the Accounting and Corporate Regulatory Authority (“ACRA”) pursuant to the Companies Act, Chapter 50, have been made in compliance with the provisions thereunder;

(d)	that the statutory filing required to be made with ACRA in relation to the notice of the passing of the 2021 Share Issue Mandate and any subsequent share issue mandate(s) passed by the Company in a general meeting has been or will be duly made in compliance with the provisions under the Companies Act, Chapter 50;

(e)	that the statutory filing required to be made with ACRA in relation to the allotment(s) of New Registration Shares will be duly made in compliance with the provisions under the Companies Act, Chapter 50;

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(f)	that prior to the issue of the New Registration Shares there will not be any changes or variations to the share capital of the Company which would reduce the New Issue Prescribed Limit and result in a reduction in the New Registration Shares allowed to be issued pursuant to the 2021 Share Issue Mandate or any subsequent share issue mandates;

(g)	the genuineness of all signatures, and the authenticity and completeness of all documents submitted to us whether as originals or copies;

(h)	the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

(i)	the genuineness of the minutes of the annual general meeting of the Company and that the resolutions specified in such meeting were duly passed at meetings which were validly convened, constituted and held and at which a quorum was present throughout;

(j)	that the copies of the Company Resolutions submitted to us for examination are true, complete and up-to-date;

(k)	that the Company Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of the Company Resolutions; and

(l)	that the copy of the Constitution of the Company furnished to us by the Company is complete and up-to-date and in full force and effect and has not been revoked or amended.

6.	Based upon and subject to the foregoing and subject to any matters not disclosed to us, we are of the opinion that the New Registration Shares to be allotted and issued by the Company (i) in accordance with the terms of the 2021 Share Issue Mandate or further share issue mandate(s), (ii) pursuant to the Company’s Allotment Procedures, and (iii) represented by share certificates issued by the Company in respect of such New Registration Shares, will be legally issued, fully paid and non-assessable.

7.	For the purposes of this opinion we have assumed that the term “non-assessable” in relation to the New Registration Shares to be issued means under Singapore law that holders of such New Registration Shares, having fully paid up all amounts due on such New Registration Shares as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such New Registration Shares.

8.	Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise. This opinion may not be relied upon by any person other than the Company without our express written consent, except that the Company may deliver copies of this opinion to its professional advisors, to any governmental agency or regulatory authority or if otherwise required by law. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

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9.	The opinion expressed above is confined to, and is given solely on the basis of, the laws of the Republic of Singapore in force as of the date hereof and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion. Accordingly, we express no opinion herein with regard to any system of law other than the laws of the Republic of Singapore as currently applied by the Singapore courts. This opinion is to be governed by and construed in accordance with Singapore law as at the date of this opinion. To the extent that the laws of the State of New York, the United States of America or of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

Yours faithfully

/s/ WONG TAN & MOLLY LIM LLC

WONG TAN & MOLLY LIM LLC